                                                                   EXHIBIT (Q)



                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                        Discover Card Master Trust I
                       Series 1998-3 Monthly Statement
                   Class A Certificate CUSIP #25466KBR9
                   Class B Certificate CUSIP #25466KBS7

Distribution Date: June 15, 2000               Month Ending:  May 31, 2000

Pursuant to the Series Supplement dated as of March 25, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.     Payments for the benefit of investors in Series 1998-3 on this Distribution Date
       --------------------------------------------------------------------------------
       (per $1000 of Class Initial Investor Interest)
       ----------------------------------------------

       Series  1998-3                                    Total          Interest        Principal
           Class A      31 days at 6.647500000%     $5.724236111     $5.724236111     $0.000000000

           Class B      31 days at 6.812500000%     $5.866319444     $5.866319444     $0.000000000

2.     Principal Receivables at the end of May, 2000
       ---------------------------------------------
  (a)  Aggregate Investor Interest                        $22,195,347,968.08

       Seller Interest                                     $5,458,346,580.40

       Total Master Trust                                 $27,653,694,548.48

  (b)  Group One Investor Interest                        $22,195,347,968.08

  (c)  Series 1998-3 Investor Interest                       $789,474,000.00

  (d)  Class A Investor Interest                             $750,000,000.00

       Class B Investor Interest                              $39,474,000.00

3.    Allocation of Receivables Collected During May, 2000
      ----------------------------------------------------

                                                                  Finance Charge              Principal       Yield Collections /
                                                                   Collections               Collections      Additional Funds
  (a) Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation                              $375,281,653.51        $3,746,395,958.59         $0.00

      Seller Allocation                                           $74,562,581.55          $744,350,148.64         $0.00

  (b) Group One Allocation                                       $375,281,653.51        $3,746,395,958.59         $0.00

  (c) Series 1998-3 Allocations                                   $12,766,129.54          $127,442,883.78         $0.00

  (d) Class A Allocations                                         $12,127,800.57          $121,070,515.05         $0.00

      Class B Allocations                                            $638,328.97            $6,372,368.73         $0.00

  (e) Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of May, 2000                                                        15.90%

  (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
      at the beginning of May, 2000                                                         1.59%

  (g) Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of May, 2000                                                        17.49%

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")
      ---------------------------------------------------------------------
                        Deposits into the            Deficit Amount
                          SPFAs on this                   on this           SPFA          Investment
                        Distribution Date           Distribution Date      Balance          Income
      Series 1998-3           $0.00                        0.00            $0.00            $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
      ----------------------------------------------------------------
                                                                                         Total Payments
                         Amount Paid on this                   Deficit Amount             through this
                          Distribution Date               on this Distribution Date     Distribution Date
      Series 1998-3              $0.00                              $0.00                     $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")
      --------------------------------------------------------------------
                                              Deposits into the SIFA
                                             on this Distribution Date           SIFA Balance
      Series 1998-3                                 $4,524,744.17                   $0.00

7.    Pool Factors for May, 2000
      --------------------------
      Class A                                                                 1.00000000

      Class B                                                                 1.00000000

8.    Investor Charged-Off Amount
      ---------------------------
                                                                          Cumulative Investor
                                                     May, 2000             Charged-Off Amount
  (a) Group One                                    $115,389,406.44                   $0.00

  (b) Series 1998-3                                  $3,925,254.80                   $0.00

  (c) Class A                                        $3,728,985.14                   $0.00

      Class B                                          $196,269.66                   $0.00

  (d) As an annualized percentage of
      Principal Receivables at the
      beginning of May, 2000                                   5.97%                   N/A

9.    Investor Losses for May, 2000
      -----------------------------
                                                                             Per $1,000 of Initial
                                                           Total            Series Investor Interest
  (a) Group One                                            $0.00                        $0.00

  (b) Series 1998-3                                        $0.00                        $0.00

  (c) Class A                                              $0.00                        $0.00

      Class B                                              $0.00                        $0.00

10.   Reimbursement of Investor Losses for May, 2000
      ----------------------------------------------
                                                                                   Per $1,000 of Initial
                                                          Total                   Series Investor Interest
  (a) Group One                                             $0.00                        $0.00

  (b) Series 1998-3                                         $0.00                        $0.00

  (c) Class A                                               $0.00                        $0.00

      Class B                                               $0.00                        $0.00

11.   Aggregate Amount of Unreimbursed Investor Losses for May, 2000
      --------------------------------------------------------------               Per $1,000 of Initial
                                                            Total                 Series Investor Interest
  (a) Group One                                               $0.00                      $0.00

  (b) Series 1998-3                                           $0.00                      $0.00

  (c) Class A                                                 $0.00                      $0.00

      Class B                                                 $0.00                      $0.00

12.   Investor Monthly Servicing Fee payable on this Distribution Date
      ----------------------------------------------------------------
  (a) Group One                                                                      $38,679,938.32

  (b) Series 1998-3                                                                   $1,315,790.00

  (c) Class A                                                                         $1,250,000.00

      Class B                                                                            $65,790.00

13.   Class Available Subordinated Amount at the end of the Distribution Date

                                                                                      As a percentage of
                                                               Total                Class A Invested Amount
      Series 1998-3 Class B                                $98,684,250.00                13.1579%

14.   Total Available Credit Enhancement Amounts
      ------------------------------------------
                                                            Shared Amount            Class B Amount
  (a) Maximum Amount on this Distribution Date                     $0.00             $59,210,550.00

  (b) Available Amount on this Distribution Date                   $0.00             $59,210,550.00

  (c) Amount of Drawings on Credit Enhancement
        on this Distribution Date                                  $0.00                      $0.00

  (d) Credit Enhancement Fee on this
        Distribution Date                                                                $28,599.17

15.   Delinquency Summary
      -------------------

      Master Trust Receivables Outstanding at the end of May, 2000                $28,071,726,498.52

                          Delinquent Amount                Percentage of Ending
      Payment Status      Ending Balance                   Receivables Outstanding
      30-59 days             $638,764,649.94                        2.28%

      60-179 days          $1,087,791,820.70                        3.88%

16.   Excess Spread Percentages on this Distribution Date (1)
      ---------------------------------------------------
  (a) Group One (2)                                                 4.95%

  (b) Series 1998-3 (3)                                             4.52%

17.   Net Charge-Offs on this Distribution Date (4)
      -----------------------------------------
      Charge-offs net of recoveries as an annualized percentage of
      Principal Receivables at the beginning of May, 2000                                      5.21%


                                  U.S. BANK NATIONAL ASSOCIATION
                                  as Trustee

                               BY:
                                   ----------------------------

                                         Vice President

-------------------------------------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
      (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
      (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1998-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of March 25, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1998-3 Master Trust Certificates for the Distribution Date occurring on June 15, 2000:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during May, 2000
     is equal to                                                                                    $4,940,590,342.29

 4.  The aggregate amount of Class A Principal Collections processed during
     May, 2000 is equal to                                                                            $121,070,515.05

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during May, 2000 is equal to                                                                      $12,127,800.57

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during May, 2000 is equal to                                                      $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                           $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                 $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                           $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                             $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                       $4,293,177.08

 9.  The aggregate amount of Class B Principal Collections processed during
     May, 2000 is equal to                                                                              $6,372,368.73

10.  The aggregate amount of Class B Finance Charge Collections processed
     during May, 2000 is equal to                                                                         $638,328.97

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during May, 2000 is equal to                                                      $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                           $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                          $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                            $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                         $231,567.09


14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 2000.

Series 1998-3

                           GREENWOOD TRUST COMPANY
                             as Master Servicer

                           By:      [SIG]

                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer